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                           KAYE KOTTS ASSOCIATES INC.
                          DIRECTORS STOCK OPTION PLAN

                 1.       PURPOSE.

                 The purpose of the Kaye Kotts Associates Inc. Directors Stock Option Plan (the "Plan") is to further the growth and development of Kaye Kotts Associates Inc., a Delaware corporation (the "Company"), by encouraging directors who are not otherwise employees of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as directors of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to service on its Board persons of outstanding quality. Unless otherwise specified, the term "Options" shall refer to non-qualified stock options.

                 2.       ADMINISTRATION.

                 (a) General Administration. The Plan shall be administered and interpreted by the committee appointed by the Company's Board of Directors (the "Committee"). Subject to the express provisions of the Plan, the Committee also shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

                 (b) Appointment. The Board of Directors, in accordance with the applicable provisions of the Company's By-Laws, shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall be composed of two or more directors.

                 (c) Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

                 (d) Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by applicable law and/or the By-Laws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee





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member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

                 3.       STOCK.

                 The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of the $.01 par value common stock of the Company (the "Common Stock"). Subject to readjustment in accordance with the provisions of Section 6, the total number of shares of the Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 50,000 shares. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.

                 4.       ELIGIBILITY TO RECEIVE OPTIONS.

                 The persons eligible to receive Options hereunder shall be directors who are not otherwise employees of the Company or its affiliates. The individuals eligible to receive Options hereunder shall be referred to individually as "Optionee" and collectively as "Optionees".

                 5.       TERMS AND CONDITIONS OF OPTIONS.

                 The Committee shall prepare a written agreement, executed and dated by the Company, evidencing the Option granted to an Optionee (the "Option Agreement") and setting forth the terms and conditions of such Option. The Committee shall present such Option Agreement to the Optionee and upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date the Option is granted as specified in subsection (a) hereof. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio. Option Agreements and the Options granted thereby shall comply with and be subject to the following terms and conditions:

                 (a)      Optionee and Number of Shares.

                          (i) Each individual, who becomes a director eligible to participate in the Plan (as described in Section 4) after July 1, 1996 (the "Effective Date"), shall receive an Option to purchase 3,000 shares of the Common Stock of the Company as of the date such individual is elected a non-employee director of the Company.

                          (ii) Effective as of each July 1 (beginning, for each Optionee, as of the later of July 1, 1996 or the July 1 immediately following the date such individual commenced serving as a non-employee director of the Company), each Optionee shall receive an Option to purchase an additional 1,500 shares of Common Stock of the Company.

                          (iii) In addition to the Options granted pursuant to the terms of subsections (a)(i) and (ii) hereof, each director who is eligible to participate in the Plan (as described in Section 4) on the Effective Date shall receive, on that date, an Option to purchase a total of 1,500 shares of the Common Stock of the Company; and each director who is eligible to participate in the Plan (as described in Section 4) on each successive July 1 during the term of the Plan shall receive on each of such July 1, an Option to purchase 1,500 shares of the





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         Common Stock of the Company.  The Option granted pursuant to the terms of this subsection shall be referred to herein as "Retainer Options".

                          (iv) Notwithstanding anything herein to the contrary, no Optionee may be granted an Option or Options under the Plan to the extent that the number of shares of Common Stock subject to such Option or Options, when added to the total number of shares of Common Stock granted pursuant to other Options, would exceed the number of shares of Common Stock available under Section 3.

                          (v) Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains.

                 (b) Vesting.

                          (i) Options, other than Retainer Options, shall first become exercisable (that is, vested) on the date 6 months following the date of grant.

                          (ii) Notwithstanding anything herein to the contrary, the Optionee shall be 100 percent vested in each of his Retainer Options upon the date such Retainer Option is granted.

                          (iii) The Option Agreement and the Optionee's right as to vested Options shall not impose upon the Company any obligation to retain the Optionee as a director for any period.

                 (c)      Option Price.

                          (i) The purchase price of the shares of Common Stock underlying each Option (the "Option Price") granted pursuant to subsections (i), (ii) and (iii) of section 5 (a) shall be the fair market value of the Common Stock on the date the Option is granted. The Option Price for Retainer Options granted pursuant to Section 5(a)(iii) shall be 120 percent of the fair market value of the Common Stock on the date the Retainer Option is granted.

                          (ii) If the Common Stock subject to the Plan is registered on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934 (the "1934 Act")) or is regularly traded in the over-the-counter market on the date of determination, the fair market value per share shall be the closing price of a share of the Common Stock on said national securities exchange or over-the-counter market on the date of grant of the Option. If shares are publicly traded on a national securities exchange or the over-the-counter market but no shares of the Stock are traded on that date (or if records of such sales are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period both before and after such date, the fair market value shall be the average of the closing prices of the Common Stock on the nearest date before and the nearest date after the date of determination. If the Common Stock is traded both on a national securities exchange, and in the over-the-counter market, the closing price shall be determined by the closing price on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case the closing price shall be determined by reference to such consolidated reporting





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         system.  If the Common Stock has not been registered under the 1934
         Act, the Committee shall determine the fair market value of the Common Stock from all relevant available facts which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative. If the Common Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then an independent appraiser shall determine the fair market value of the Common Stock from all relevant available facts, including any recent sales and purchases of such Common Stock to the extent they are representative.

                 (d) Terms of Options. Terms of Options granted under the Plan shall commence on the date the Option is granted and shall expire 10 years from the date the Option is granted. No Option shall be granted hereunder after 10 years from the earlier of the date the Plan is approved by the stockholders or is adopted by the Board of Directors.

                 (e) Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than the greater of 10 percent or 100 shares of the number of shares of Common Stock initially subject to such Option. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee; provided, the 10 percent/100-share requirement set forth above shall not apply to any exercise of an Option if all remaining shares of Common Stock subject to such Option are exercised.

                 (f) Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 7(a). The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                 (g)      Medium and Time of Payment.

                          (i) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee [or his or her successors as provided in
         Section 5(h)(iii)], shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or (C) by a combination of (A) and (B). Notwithstanding the foregoing, if the Common Stock has been registered under the 1934 Act, an Optionee must have held any shares of Common Stock used to pay the Option Price for at least 6 months from (X) the date of acquisition, in the case of shares acquired other than through a stock option or other stock award plan, or (Y) the date of grant or award in the case of shares acquired through such a plan. In the





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         event of any payment by delivery of shares of the Common Stock, such shares shall be valued on the basis of the fair market value of the Common Stock on the date of exercise. Fair market value shall be determined in the manner provided in Section 5(c) (ii) (dealing with determining Option Price), and an Optionee shall bear any costs of appraisal necessitated by the Optionee's decision to use shares of Common Stock to pay the exercise price. If the Optionee makes payment by delivery of shares of Common Stock, the value of such Common Stock shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

                          (ii) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his or her normal pay) an amount equal to the amount, if any, which the company at the time of exercise is required to withhold under the income tax withholding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and of the income tax laws of the state of the Optionee's residence.

                 (h) Effect of Termination of Service or Death. Except as provided in parts (i), (ii) and (iii) of this subsection, no Option shall be exercisable unless the Optionee thereof shall have been a director of the Company from the date the Option was granted until the date of exercise.

                          (i) In the event an Optionee ceases to be a director of the Company for any reason other than death or disability, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (a) the expiration date of the Option, or (b) 3 months after the date the director ceases to be a director of the Company. Prior to the earlier of the dates specified in the first sentence of this subsection (5)(h)(i), the Option shall be exercisable only in accordance with its terms.

                          (ii) In the event that an Optionee ceases to be a director of the Company due to disability, as determined by the Committee in its sole discretion, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (a) the expiration date of the Option, or (b) the expiration of 1 year from the date such Optionee ceases to be a director of the Company due to disability.

                          (iii) In the event of the death of the Optionee while he or she is a director of the Company, or within 3 months (1 year in the case of termination due to disability) after the date on which such Optionee ceases to be a director, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable may be exercised by his or her personal representatives, heirs or legatees at any time prior to the expiration of 1 year from the date of death of such Optionee. Such exercise shall be effected pursuant to the terms of this Section 5 as if such personal representatives, heirs or legatees are the named Optionee.

                 (i) Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution; and, during the lifetime of an Optionee, the Option shall be exercisable only by him or her.





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                 (j)      Rights as a Stockholder.  An Optionee shall have no
rights as a stockholder with respect to shares covered by his or her Option until the date of issuance of the shares to him or her and only after the Option Price of such shares is fully paid. Unless specified in Section 6, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

                 (k) Miscellaneous Provisions. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

                 (l) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

                 6.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                 (a) Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

                          (i) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan.

                          (ii) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

                          (iii) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his or her Option as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights or warrants.

                 (b) Reorganization. Subject to any required action by the stockholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, and if the agreement memorializing such reorganization so provides, any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Options would have been entitled.
If such agreement does not so provide, then any or all Options granted hereunder shall





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terminate after giving at least 30 days' prior written notice to the Optionees to whom such Options have been granted.

                 (c) Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the stockholders of the Company, the Committee shall give each Optionee written notice of such event at least 10 days prior to its effective date.

                 (d) Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Section 6. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Section 6 shall be conclusive.

                 7.       EMPLOYEES AGREEMENT AND SECURITIES REGISTRATION.

                 (a) Agreement. If such action is necessary or desirable, no Options shall be granted to any Optionee, unless, at the time of grant, such Optionee (i) represents and warrants that he or she will acquire the stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the stock. If, at the time of the exercise of any Option paid in whole or in part in shares of Common Stock, it is necessary or desirable, in the opinion of counsel for the Company, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee represent and warrant that he or she is purchasing or acquiring the Common Stock for investment and not with any present intention to resell or distribute the same or make other and further representations and warranties with regard to the holding and resale of such shares, the Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement in good faith, the Company shall not be bound by the exercise of the Option. All certificates issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

                 The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the securities laws or regulations of any state (the "State Securities Acts"). The shares have been issued or sold in reliance upon Section 4(2) of the 1933 Act and the securities laws of Delaware.

                 These shares are held by an "affiliate" of the Company (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act). Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred, except (i) pursuant to an effective registration statement under the 1933 Act and any applicable State Securities Acts with respect to such





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                 shares, (ii) in accordance with said Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the 1933 Act or any applicable State Securities Acts or any rules or regulations thereunder. Any attempted transfer of the certificate representing these shares which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee of such shares be recognized as the owner thereof by the Company.

If the Common Stock to be acquired upon the exercise of an Option is registered under the 1934 Act as of the date of granting an Option, or if such Common Stock is registered as of the date of exercise, then the Committee, in its discretion, may dispense with the above investment affidavits and the Common Stock may be issued without the first paragraph of the restrictive legend set forth above. If the Common Stock is held by an Optionee who is not an affiliate, as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an affiliate, the Committee, in its discretion, may dispense with or authorize the removal of the second paragraph of the restrictive legend set forth above.

                 (b) Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities acts, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In the event the shares of Common Stock of the Company shall be listed on any national stock exchange at the time of the exercise of any Option, the Company shall make prompt application for the listing of the shares of Common Stock to be issued on such stock exchange of such shares, at the sole expense of the Company.

                 8.       EFFECTIVE DATE; AMENDMENT AND TERMINATION OF THE
                          PLAN.

                 (a) Effective Date. The Plan shall be effective July 1, 1996, and no Options shall be granted hereunder prior to said date; provided, adoption of the Plan shall be approved by the stockholders of the Company not later than the annual meeting of the stockholders of the Company which immediately follows the date of the first grant of an Option hereunder. Stockholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan or by the written consent of the majority of stockholders of the Corporation. Failure to obtain such approval shall render the Plan and any Options granted hereunder null and void ab initio.

                 (b) Amendment and Termination. In the event the Board shall determine that the Plan is not in the best interest of the Company or its stockholders for any reason, the Board shall have the power to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part; provided, the Plan shall not be amended more than once every 6 months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In the event of any such action, the Committee shall prepare





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written procedures that, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, repeal, suspension or termination. Notwithstanding the above provisions, no such addition, amendment, repeal, suspension or termination shall affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees, nor may any such change in the Plan be made without stockholder approval if such approval is required under Rule 16b-3 promulgated under Section 16 of the 1934 Act or any other applicable law or regulation. Stockholder approval shall be made by the majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting at the meeting.

                 9.       APPLICATION OF FUNDS.

                 The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

                 10.      NOTICES.

                 All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

                 11.      TERM OF PLAN.

                 Subject to the terms of Section 8(b), the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

          ADOPTED BY THE BOARD OF DIRECTORS ON _____________________.
               APPROVED BY STOCKHOLDERS ON _____________________.
  FIRST AMENDMENT ADOPTED BY THE BOARD OF DIRECTORS ON _____________________.





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